- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                               JASON INCORPORATED
                          411 East Wisconsin Avenue
                                  Suite 2500
                          Milwaukee, Wisconsin 53202
- -------------------------------------------------------------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Jason Incorporated will be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, on Wednesday, April 26, 1995, at 10 a.m. for the following purposes:

          1.   To elect directors.

          2. To ratify the appointment of Price Waterhouse, independent accountants, as auditors of the Company for its fiscal year 1995.

          3. To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The transfer books of the Company will not be closed for the Annual Meeting. Shareholders of record at the close of business on March 6, 1995, are entitled to receive notice of, and to vote at, the meeting.

All shareholders are cordially invited to attend the meeting in person, if possible. Shareholders who are unable to be present in person are requested to execute and return promptly, in the enclosed envelope, the accompanying Proxy which is solicited by the Board of Directors of the Company. Your attendance at the meeting, whether in person or by Proxy, is important to ensure a quorum. If you return the Proxy, you still may vote your shares in person by giving written notice (by subsequent Proxy or otherwise) to the Secretary of the Company at any time prior to its vote at the Annual Meeting.

     By Order of the Board of Directors



     Mark Train, Secretary

Milwaukee, Wisconsin
March 17, 1995

JASON INCORPORATED
411 East Wisconsin Avenue
Suite 2500
Milwaukee, Wisconsin 53202


PROXY STATEMENT FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Jason Incorporated (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin at 10 a.m. on Wednesday, April 26, 1995, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to shareholders will take place on or about March 17, 1995.


GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their judgment. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated Proxy or a vote in person at the Annual Meeting. Shares represented by properly executed Proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election of the directors listed in the enclosed Proxy and (2) in FAVOR of the ratification of Price Waterhouse as independent accountants for fiscal year 1995.

Only holders of the common stock of the Company (the "Common Stock") whose names appear of record on the books of the Company at the close of business on March 6, 1995, are entitled to vote at the meeting. On that date, the only outstanding shares of capital stock of the Company were 20,075,425 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. THE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF
EACH PROPOSAL BEING SUBMITTED TO SHAREHOLDERS.


ELECTION OF DIRECTORS

Pursuant to the authority contained by the By-Laws of the Company, the Board of Directors has established the number of directors to be six. The Board of Directors has nominated Vincent Martin, Mark Train, Wayne Oldenburg, Frank Jones, Wayne Fethke and David Drury for election as directors, all to serve until the 1996 Annual Meeting of Shareholders.

As indicated below, all six persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, Proxies will be voted for any substitute nominee designated by the Company (except where a Proxy withholds authority with respect to the election of directors).

The Board of Directors held five meetings during the Company's fiscal year ended December 30, 1994.


COMMITTEES

The Company has both Audit and Compensation Committees of directors. The Board's Audit Committee is comprised of David Drury (Chairman), Wayne Fethke, Wayne Oldenburg and Frank Jones. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent accountants for the Company; (2) review of the timing, scope and results of the independent accountants' audit examination; and (3) review of periodic comments and recommendations by the independent accountants and of the Company's response thereto regarding the adequacy of internal accounting controls. The Audit Committee met three times in the fiscal year ended December 30, 1994.

The Board's Compensation Committee is comprised of Wayne Fethke (Chairman), Wayne Oldenburg, Frank Jones and David Drury. The responsibility of the Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, is to make recommendations to the Board of Directors with respect to compensation for the executive officers, the stock option program and the management incentive compensation program. The Compensation Committee met once in the fiscal year ended December 30, 1994.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, if any.


NOMINEES FOR ELECTION AS DIRECTORS

VINCENT MARTIN
Age: 55; Elected Director: 1985; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 5,083,567

Mr. Martin has been the President and a director of the Company since it was formed in November 1985. Mr. Martin is a director of Modine Manufacturing Company.

MARK TRAIN
Age: 53; Elected Director: 1985; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 3,574,376

Mr. Train has been the Executive Vice President, Secretary, Treasurer and a director of the Company since its formation. He is a member of the American Institute of Certified Public Accountants.

WAYNE OLDENBURG
Age: 48; Elected Director: 1987; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 124,178

Since 1981 Mr. Oldenburg has served as Chief Executive Officer of Oldenburg Group, Inc., a privately-held industrial manufacturing company.

FRANK JONES
Age: 55; Elected Director: 1987; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 73,187

For the past seven years Mr. Jones has been an independent consultant in Tucson, Arizona. Mr. Jones is a director of Modine Manufacturing Company, Met Coil Systems, Inc., Ingersoll Milling Machine Co., Star Cutter Co., Gardner Publications Inc., Avalon Software, Inc., Trak International, Inc. and General Tool Co. Inc.

DAVID DRURY
Age: 46; Elected Director: 1989; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 47,863

Mr. Drury has served as President of Stolper-Fabralloy Co. LLC, a fabricator of gas turbine engine components, since October 1994. From January 1, 1994, through September 1994 Mr. Drury was an independent consultant in Milwaukee, Wisconsin. From November 1989 through December 1993, Mr. Drury was Executive Vice President of Oldenburg Group, Inc., a privately-held industrial manufacturing company. Prior to joining Oldenburg Group, Inc., Mr. Drury was with the public accounting firm of Price Waterhouse, most recently serving as Managing Partner of the Milwaukee office.

WAYNE FETHKE
Age: 50; Elected Director: 1987; Present Term Ends: 1995 Annual Meeting; Shares Beneficially Owned: 46,773

Mr. Fethke has served as Chief Executive Officer of Fiskars Inc., a subsidiary of Fiskars OY AB of Helsinki, Finland, since 1978. Fiskars is a manufacturer of consumer cutlery and power electronics.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name                Title                                              Age
- ------------------  ------------------------------------------------   ---
Vincent Martin      Chairman of the Board, President                    55
                    and Chief Executive Officer
Mark Train          Executive Vice President, Secretary, Treasurer      53
Larry Edwards       Senior Vice President                               45
David Anderson      Vice President                                      57
Michael Gubesch     Vice President                                      54
Wendell Hung        Vice President                                      53
James Muraski       Vice President                                      52
Robert Sandberg     Vice President                                      45
William Talbert     Vice President                                      51
James Tyler         Vice President                                      56
Howard Wolter       Controller and Assistant Secretary                  63

The terms of office and past business experiences of Messrs. Martin and Train are described above.

LARRY EDWARDS, Senior Vice President
Mr. Edwards has been Senior Vice President of the Company since December 1994 and a Vice President of the Company since July 1989. He is in charge of the Company's power generation business. Mr. Edwards has been with Braden Manufacturing since 1976 and held positions of Vice President of Operations and General Manager prior to Jason's acquisition of Braden in June 1989.

DAVID ANDERSON, Vice President
Mr. Anderson was appointed a Vice President of the Company in January 1995 and is in charge of the Company's seating business. Mr. Anderson was President of this business under prior ownership from 1974 until it was acquired by the Company in January 1995.

MICHAEL GUBESCH, Vice President
Mr. Gubesch was appointed a Vice President of the Company in May 1993 and is in charge of the Company's Janesville Products unit. Mr. Gubesch has been with Janesville Products since 1983 and was Vice President of Operations when Janesville Products was acquired in January 1986.

DR. WENDELL HUNG, Vice President
Dr. Hung was appointed a Vice President of the Company in December 1994 and is in charge of the Company's heat recovery steam generating business. Dr. Hung was President of this business under prior ownership from 1985 until it was acquired by the Company in January 1994.

JAMES MURASKI, Vice President
Mr. Muraski was appointed a Vice President of the Company in November 1993 and is in charge of the Company's precision components business. Mr. Muraski was President of this business under its prior ownership from August 1989 until this business was acquired by the Company in November 1993. For the prior 5 years, Mr. Muraski was President of Stolper Industries, a fabricator of gas turbine engine components.

ROBERT SANDBERG, Vice President
Mr. Sandberg was appointed a Vice President of the Company in December 1994 and is in charge of the Company's Sackner Products unit. Mr. Sandberg has been with Sackner Products since 1977 and was Vice President of Operations when it was acquired by the Company in June 1991.

WILLIAM TALBERT, Vice President
Mr. Talbert has been with the Company since 1987 and was appointed a Vice President of the Company in February 1988. He is in charge of the Company's industrial buff and buffing compound business.

JAMES TYLER, Vice President
Mr. Tyler has been a Vice President of the Company since its formation and is in charge of its industrial brush business.

HOWARD WOLTER, Controller and Assistant Secretary
Mr. Wolter has been the Controller and Assistant Secretary of the Company since April 1989. Mr. Wolter has been with the Company since its formation. EXECUTIVE COMPENSATION

The following table sets forth summary information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the last three fiscal years ended December 30, 1994, to or on behalf of the Chief Executive Officer and the four most highly paid senior executive officers, other than the CEO (the "named executive officers"):

SUMMARY COMPENSATION TABLE

Annual Compensation  Long Term Compensation
- -------------------  ----------------------

                                                                                        Awards           Payouts
                                                                                        ------           -------
                                                                                      Securities
Name and                                                          Other Annual        Underlying           LTIP
Principal Position               Year   Salary($)   Bonus($)*   Compensation($)*    Options/SARs(#)    Payouts ($)***
- ------------------               ----   ---------   ---------   ----------------    ---------------    --------------

Vincent Martin                   1994   $ 330,000   $ 155,294       $ 6,120                   0                 0
     President                   1993     305,000     152,500         6,855                   0                 0
                                 1992     290,000      41,876         6,901                   0                 0

Mark Train                       1994     305,000     143,529         6,120                   0                 0
     Executive Vice President,   1993     280,000     140,000         6,855                   0                 0
     Secretary, Treasurer        1992     265,000      38,266         7,365                   0                 0

Larry Edwards                    1994     170,000     170,000         6,000              10,000            15,000
     Senior Vice President       1993     142,000     142,000         4,970                   0            16,500
                                 1992     135,000     135,000         5,506              15,625                 0

Wendell Hung                     1994     180,000     136,500         3,495              50,000                 0
     Vice President              1993           0           0             0                   0                 0
                                 1992           0           0             0                   0                 0

James Tyler                      1994     132,000     132,000         5,940                   0            14,400
     Vice President              1993     126,000      90,600         4,410              12,500            18,000
                                 1992     126,000           0         3,640                   0            23,000

     *    Bonus earned upon achievement of performance objectives. See "Compensation Committee Report."
     **   Company contributions under qualified employees' savings and profit sharing plan.
     ***  Long-term incentive plan (LTIP) payout consists of amounts paid under growth bonus program.
          See "Compensation Committee Report."


The Company, by policy, provides that each of its officers, including the named executive officers, is entitled to receive their base salaries for one year after termination if the Company terminates their employment without cause. If termination is for cause, which includes gross negligence in the course of employment and other forms of misconduct, the salary continuation is forfeited. Dr. Hung has an employment agreement which was assumed by the Company upon the acquisition of Deltak Corporation on January 31, 1994 which, unless terminated by the Company with 30 days notice, renews for successive one year periods beginning November 1 of each year. This agreement provides for eighteen months of severance if Dr. Hung is terminated without cause.

Directors of the Company, other than salaried employees of the Company, receive directors' fees of $15,000 per year and $750 per meeting. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors.

STOCK OPTIONS

On April 16, 1987, the Company adopted a nonqualified stock option plan, which was amended on April 25, 1991, (the "Plan''). The Plan provides for the grant to key employees and outside directors of the Company of options covering shares of Common Stock. The Plan is administered by the Board of Directors which has discretion to increase the number of shares covered by the Plan, select optionees, designate the number of shares to be covered by each option, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the options. The exercise price of options granted under the Plan must be at least 85% of the fair market value of the Common Stock on the date of grant.
The Company has reserved 2,187,500 shares of Common Stock for issuance under the Plan subject to adjustment for certain dilutive events. At the end of fiscal 1994, options to purchase 1,275,863 shares were outstanding. During fiscal 1994, options were granted to purchase 215,250 shares of Common Stock at per share exercise prices of $8.16 to $10.20 and options for 67,280 shares were exercised at exercise prices of $1.30 to $3.66 per share. A total of 403,803 shares of Common Stock remain available for future grants under the Plan.

The following table shows stock option grants for the named executive officers during the fiscal year ended December 30, 1994:

OPTION GRANTS IN FISCAL 1994

                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                                          Individual Grants                       Price Appreciation for Option Term
                    ------------------------------------------------------------  ----------------------------------
                     Number of
                    Securities
                    Underlying     % of Total Options     Exercise
                     Options      Granted to Employees      Price     Expiration
Name                Granted (#)      in Fiscal Year       ($/Share)     Date             5% ($)         10% ($)
- ------------------  -----------   --------------------    ---------   ----------         ------         -------
Vincent Martin            0               ----               ----        ----             ----            ----
Mark Train                0               ----               ----        ----             ----            ----
Larry Edwards        10,000              4.65%              $8.25      12/19/07      $  73,066     $   202,312
Wendell Hung         50,000             23.23%              $8.16       1/31/07      $ 361,345     $ 1,000,527
James Tyler               0               ----               ----        ----             ----            ----


The following table shows stock options exercised for the named executive officers during the fiscal year ended December 30, 1994:

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION VALUES

                                                           Number of  Securities             Value of Unexercised
                                                           Underlying Unexercised                In-the-Money
                                                         Options/SARs at FY-End (#)       Options/SARs at   FY-End ($)
                 Shares Qcquired                         ----------------------------     ----------------------------
Name             on Exercise (#)     Value Realized ($)  Exercisable    Unexercisable     Exercisable    Unexercisable
- ---------------  ---------------     ------------------  -----------    -------------     -----------    -------------
Vincent Martin             0                  ----            ----           ----             ----            ----
Mark Train                 0                  ----            ----           ----             ----            ----
Larry Edwards              0                  ----         133,984         25,625         $864,247         $45,625
Wendell Hung               0                  ----            ----         50,000             ----         $42,000
James Tyler                0                  ----            ----         12,500             ----            ----


COMPENSATION COMMITTEE REPORT

As is the case each year, the Compensation Committee reviewed the proposed 1994 salary and bonuses and the 1994 stock option grants for the executive officers at the Compensation Committee meeting on December 13, 1993. Base salaries for all executive officers are established at levels considered appropriate considering the scope of each officer's responsibilities. The proposed salary levels were compared to nationally recognized published compensation surveys and in each case, the proposed salary levels were in line with or below the average salary levels in the report for comparable positions of responsibility.

A significant amount of the total compensation of Mr. Martin and each other executive officer is dependent on the performance of the Company. Presidents of the Company's operating divisions (including Messrs. Edwards, Hung and Tyler) earn bonuses equal to a stated percentage of their base salary based on the return on average capital employed for their respective divisions. The other corporate officer, the Controller, earns a bonus based on the Company's return on average equity. For competitive reasons, the Committee has determined not to specify the target return rates. Executive officers other than Messrs. Martin and Train can elect, at the beginning of each fiscal year, to defer 25% of their bonus into a growth bonus program for three years. They receive interest on their deferred amounts plus a growth bonus equal to the four year compound annual growth in earnings per share (up to a maximum of 20%) calculated from a base equal to the earnings per share for the fiscal year ended just prior to election. This growth rate is multiplied by the maximum incentive bonus that could have been paid for the fiscal year of election.
In fixing the stock option grants for fiscal 1994, the Committee considered the current stock holdings of each officer, their responsibilities and historical and anticipated future contributions to the Company's performance. The Committee believes that selective grants of stock options, along with the performance-based cash compensation described above, promote an identity of interest between the Company's officers and its shareholders.

Because of the scope of their responsibilities as President and Executive Vice President, respectively, and given the substantial equity stake they each have in the Company, the Compensation Committee separately considers the compensation of Messrs. Martin and Train. Their salaries, like the other officers', are determined by reference to published compensation surveys, and their salary levels are in line with or below such published salary levels for comparable positions of responsibility. The Committee believes a significant portion of the total annual compensation of Messrs. Martin and Train should be directly tied to the Company's performance. Accordingly, Messrs. Martin and Train also earn cash bonuses based on an increase in earnings per share in the current fiscal year compared to the prior year. The bonuses begin at 10% of base salary and increase to a maximum of 80% of base salary as the Company's earnings per share increase over the prior year from 0% to 40%. The Committee considers earnings per share a meaningful objective standard by which to measure the Company's performance and the effectiveness of the efforts of Messrs. Martin and Train.

The Compensation Committee is of the opinion that the compensation levels for the named executive officers are reasonable when compared to similar positions of responsibility and scope in similar industries and that an appropriate amount of total compensation is based on the performance of the Company, and therefore provides sufficient incentive for these individuals to attain improved results in the future.

Compensation Committee
Wayne Fethke, Chairman
David Drury
Frank Jones
Wayne Oldenburg

STOCK PERFORMANCE

The following chart tracks the value of $100 invested on January 1, 1990, in Jason Incorporated common stock compared to the change in the S&P 500 Index and the S&P 400 Index (excludes financial stocks). The chart shows that $100 invested five years ago in Jason Incorporated common stock was worth $320 at December 31, 1994, compared to $140 for the S&P 500 and $145 for the S&P 400:

JASON INCORPORATED
STOCK PERFORMANCE COMPARED TO THE
S&P 500 AND S&P 400 (Excludes Financial Stocks)


SECURITY OWNERSHIP

The following table sets forth certain information with respect to (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director of the Company, (c) the named executive officers, and (d) all directors and officers as a group:

Name and Address of                              Number of
Beneficial Owner                               Shares Owned        Percent
- -------------------                            ------------        -------
Vincent Martin                                   5,083,567          25.3%
411 East Wisconsin Avenue, Suite 2500
Milwaukee, WI 53202

Mark Train                                       3,574,376          17.8%
411 East Wisconsin Avenue, Suite 2500
Milwaukee, WI 53202

State of Wisconsin Investment Board              1,376,000 (1)       6.9%
P.O. Box 7842
Madison, WI 53707

Flemming Capital Management                      1,181,886 (2)       5.9%
1285 Avenue of the Americas
New York, NY 10019

David L. Babson & Company, Inc.                  1,024,202 (3)       5.1%
One Memorial Drive
Cambridge, MA 02142-1300

James Tyler                                        425,662 (4)       (12)
5401 Hamilton Avenue
Cleveland, OH 44114

Larry Edwards                                      162,391 (5)       (12)
6120 South Yale, Suite 1480
Tulsa, OK 74136

Wayne Oldenburg                                    124,178 (6)       (12)
8600 West Bradley Road
Milwaukee, WI 53224

Frank Jones                                         73,186 (7)       (12)
6740 North St. Andrews Drive
Tucson, AZ 85718

Wendell Hung                                        50,000 (8)       (12)
2905 Northwest Boulevard, Suite 150
Plymouth, MN 55441

David Drury                                         47,863 (9)       (12)
115 North Janacek Road
Brookfield, WI 53045

Wayne Fethke                                        46,773 (10)      (12)
636 Science Drive
Madison, WI  53711

All directors and officers as a                 10,067,051 (11)     50.1%
group (fifteen persons)

(1)  The State of Wisconsin Investment Board has reported to the Company that a
Schedule 13G was filed with the Securities and Exchange Commission indicating that as of December 31, 1994, it had sole power to vote 1,376,000 shares.
(2) Flemming Capital Management has reported to the Company that a Schedule 13G was filed with the Securities and Exchange Commission indicating that as of December 31, 1994, it had shared power to vote 1,181,886 shares.
(3) David L. Babson & Company, Inc. has reported to the Company that a Schedule 13G was filed with the Securities and Exchange Commission indicating that as of December 31, 1994, it had sole power to vote 741,735 shares and shared power to vote 282,467 shares.
(4) Includes options to purchase 12,500 shares. (9) Includes options to purchase 31,837 shares.
(5) Includes options to purchase 159,609 shares. (10) Includes options to purchase 38,576 shares.
(6)  Includes options to purchase 7,813 shares.   (11) Includes options to
purchase 784,768 shares.
(7)  Includes options to purchase 56,154 shares.  (12) Less than 1%.
(8)  Includes options to purchase 50,000 shares.
CERTAIN TRANSACTIONS

Messrs. Martin and Train have entered into a voting agreement pursuant to which each has agreed to vote his shares for the election of one director nominated by the other. The agreement expires on April 14, 1997. The agreement does not affect their ability to vote their stock on any other matter or for additional directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that one Form 4 report was filed late by Mr. Oldenburg covering 2,631 shares purchased for his minor children.

BOARD OF DIRECTORS PROPOSAL TO
RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed Price Waterhouse as independent certified public accountants to examine the financial statements of the Company for the 1995 fiscal year. Unless otherwise directed, the Proxy will be voted in favor of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Board will reconsider the appointment.

Price Waterhouse has served as auditors for the Company since its formation in 1986. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

PROPOSALS FOR 1996 ANNUAL MEETING

Any shareholder who desires to submit a proposal for the 1996 Proxy Statement and Annual Meeting should submit the proposal in writing to Vincent Martin, President, Jason Incorporated, 411 East Wisconsin Avenue, Suite 2500, Milwaukee, Wisconsin 53202. The Company must receive a proposal by November 19, 1995, in order to consider it for inclusion in the 1996 Proxy Statement.

EXPENSES OF SOLICITATION

The cost of this solicitation of Proxies will be paid by the Company. It is anticipated that the Proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

ANNUAL REPORT

A copy of the 1994 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year 1994 will be provided without charge on written request of any shareholder whose Proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, Jason Incorporated, 411 East Wisconsin Avenue, Suite 2500, Milwaukee, Wisconsin 53202.

     By Order of the Board of Directors



     Mark Train, Secretary


Milwaukee, Wisconsin
March 17, 1995